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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in Carter's, Inc.'s Annual Report on Form 10-K for the year ended January 1, 2005.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, CT
May 27, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM